Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Mark Esposito

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(732) 321-2515

(Name, address and telephone number of agent for service)

World Financial Network Credit Card Master Note Trust

(Issuer with respect to the Securities)

World Financial Network Credit Card Master Trust

(Issuer with respect to the Collateral Certificate)

WFN Credit Company, LLC

(Depositor)

Delaware	31-1772814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3095 Loyalty Circle Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Asset Backed Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, included as Exhibit 2.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2024 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 27th of March, 2025.

By:	/s/ Mark Esposito
Mark Esposito
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 11, 2024, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

2025-00299-C

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4126-5879-4843.1

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 27, 2025

By:	/s/ Mark Esposito
Mark Esposito
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2024

($000’s)

12/31/2024
Assets
Cash and Balances Due From	$55,702,594
Depository Institutions
Securities	163,982,053
Federal Funds	12,291
Loans & Lease Financing Receivables	374,820,963
Fixed Assets	7,243,766
Intangible Assets	17,914,516
Other Assets	43,230,235

Total Assets	$662,906,418
Liabilities
Deposits	$528,517,873
Fed Funds	571,010
Treasury Demand Notes	0
Trading Liabilities	5,156,900
Other Borrowed Money	39,868,553
Acceptances	0
Subordinated Notes and Debentures	4,600,000
Other Liabilities	20,023,634

Total Liabilities	$598,737,970
Equity
Common and Preferred Stock	18,200
Surplus	29,946,193
Undivided Profits	33,573,016
Minority Interest in Subsidiaries	631,039

Total Equity Capital	$64,168,448
Total Liabilities and Equity Capital	$662,906,418

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